EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of National Computer Systems, Inc. of our report dated March 2, 1998, included in the 1997 Annual Report to Stockholders of National Computer Systems, Inc. and subsidiaries.

    We also consent to the incorporation by reference in Post Effective Amendment Number 1 to Registration Statement Number 2-96965 on Form S-8 (1984 Employee Stock Option Plan), Registration Statement Number 33-9830 on Form S-3 (Selling Shareholder), Registration Statement Number 33-21511 on Form S-8 (1986 Employee Stock Option Plan), Registration Statement Number 333-00377 on Form S-8 (1989 Non-Employee Director Stock Option Plan), Registration Statements Number 33-48509 and 333-00381 on Form S-8 (1990 Employee Stock Option Plan), Registration Statement Number 333-00379 on Form S-8 (1990 Long-Term Incentive
Plan), Registration Statement Number 33-48510 on Form S-8 (1992 Employee Stock Purchase Plan), Registration Statement Number 33-68854 on Form S-8 (option held by former director), Registration Statement Number 333-00383 on Form S-8 (1995 Employee Stock Option Plan), Registration Statement Number 333-25523 on Form S-3 (VUE Selling shareholders) and Registration Statement Number 333-25343 on Form S-8 (NCS/VUE Stock Option Plan) of our report dated March 2, 1998 with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of National Computer Systems, Inc.

                                                 /s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
April 22, 1998